Exhibit 99

Contact Info:    Mary Ellen Fitzpatrick, Senior Vice President, Corporate Communications (978) 656-5520

Enterprise Bancorp, Inc. Announces its 100th Consecutive Profitable Quarter with 2014 Third Quarter Net Income of $3.8 Million
LOWELL, MA-(GlobeNewswire)-(October 23, 2014) - Enterprise Bancorp, Inc. (the “Company”) (NASDAQ: EBTC), parent of Enterprise Bank, announces net income for the three months ended September 30, 2014 of $3.8 million, an increase of $298 thousand, or 8%, compared to the same three-month period in 2013. Diluted earnings per share were $0.37 for the three-month period ended September 30, 2014, an increase of 6% compared to same period in 2013. Net income for the nine months ended September 30, 2014 amounted to $10.7 million, an increase of $606 thousand, or 6%, compared to the same nine-month period in 2013. Diluted earnings per share were $1.05 for the nine-month period ended September 30, 2014, an increase of 4% compared to the same period in 2013.

As previously announced on October 21, 2014, the Company declared a quarterly dividend of $0.12 per share to be paid on December 1, 2014 to shareholders of record as of November 10, 2014. The quarterly dividend represents a 4.3% increase over the 2013 dividend rate.

Chief Executive Officer Jack Clancy commented, “On an annualized basis, both loans and deposits, excluding brokered deposits, have increased 8% through the first nine months of 2014. Our growth and operating results continue to be driven by our dedicated Enterprise team through active community involvement, relationship building and a customer-focused mindset, as well as our comprehensive and progressive product and service offerings and market expansion. Strategically, our focus remains on organic growth while continually planning for our future by investing in our branch network, technology, progressive product capabilities and, most importantly, in our Enterprise team, our customers and our communities.”
Founder and Chairman of the Board George Duncan commented, “We are proud to report that the September 2014 quarter marks our 100th consecutive profitable quarter. We opened our doors on January 3, 1989 and we have been profitable in every quarter since the 4th quarter of 1989. Consistency such as this is indeed a significant achievement. This stability through both good and bad times has allowed us to continue to be a constant driving force in the market, which helps foster our growth. As an economic engine, we help drive our regional economy by providing funds to grow businesses and non-profits, create jobs, and make our communities better places to live and work.”

Results of Operations
The Company's growth has contributed to increases in net interest income and non-interest expenses in both the current quarter and year-to-date periods, and also to an increase in non-interest income in the current quarter, as compared to the same periods in 2013. Current year-to-date net income benefited from a lower loan loss provision, while the current quarterly results were impacted by an increase in the loan loss provision, as compared to the same periods in 2013.

Net interest income for the three months ended September 30, 2014 amounted to $18.1 million, an increase of $1.5 million, or 9%, compared to the same period in 2013. Net interest income for the nine months ended September 30, 2014 amounted to $52.5 million, an increase of $3.9 million, or 8%, compared to the same period in 2013. This increase in net interest income was primarily due to loan growth, mainly in commercial real estate loans, partially offset in the year-to-date period by a decrease in tax equivalent net interest margin (“margin”). Average loan balances (including loans held for sale) increased $138.3 million and $142.1 million for the three and nine months ended September 30, 2014, respectively, compared to the same periods in 2013. Net interest margin was 4.02% for the quarter ended September 30, 2014, which is relatively consistent with the quarterly margin of 4.04% at both June 30, 2014 and December 31, 2013 and flat compared to September 30, 2013. Net interest margin was 4.03% for the nine months ended September 30, 2014, compared to 4.09% for the nine months ended September 30, 2013.

For the quarters ended September 30, 2014 and 2013, the provision for loan losses amounted to $765 thousand and $583 thousand, respectively. For the nine months ended September 30, 2014 and 2013, the provision for loan losses amounted to $1.2 million and $1.9 million, respectively. In determining the provision to the allowance for loan losses, management takes into consideration the level of loan growth and an estimate of credit risk, which includes such items as adversely classified and non-performing loans, the estimated specific reserves needed for impaired loans, the level of net charge-offs, and the estimated impact of current economic conditions on credit quality. The level of loan growth for the nine months ended September 30, 2014 was $88.7 million, compared to $113.0 million during the same period in 2013. Total non-performing assets as a percentage of total assets declined to 0.89% at September 30, 2014, compared to 1.09% at September 30, 2013. For the nine months ended September 30, 2014, the Company recorded net charge-offs of $1.1 million compared to net charge-offs of $155 thousand for the nine months ended September 30, 2013. The majority of the current charge-offs were previously allocated specific reserves on commercial relationships for which management deemed collectability of amounts due was unlikely based on current realizable collateral values. This reduction in specific reserves, in addition to a lower level of loan growth in the current year, contributed to the decline in the year-to-date provision for loan losses and the overall allowance to total loan ratio at September 30, 2014, compared to the prior year. The increase in the provision for loan losses in the current quarter compared to the same quarter in 2013 reflects additional reserves for impaired loans. The allowance for loan losses to total loans ratio was 1.68% at September 30, 2014 and 1.77% at December 31, 2013. Management continues to closely monitor the non-performing assets, charge-offs and necessary allowance levels, including specific reserves.
Non-interest income for the three months ended September 30, 2014 amounted to $3.5 million, an increase of $372 thousand, or 12%, compared to the same period in 2013. Non-interest income for the nine months ended September 30, 2014 amounted $10.3 million, a decrease of $77 thousand, or 1%, compared to the same period in 2013. The increase in non-interest income for the quarter was primarily due to increases in net gains on sales of investment securities, investment advisory fee income and other income, primarily fee income from banking products and services. The year-to-date decrease in non-interest income primarily resulted from lower levels of both gains on sales of loans and net gains on sales of investment securities, partially offset by increases in investment advisory fee income, deposit and interchange fee income and other income, primarily fee income from banking products and services. In the prior year-to-date period, other income also included gains on OREO sales.

Non-interest expense for the quarter ended September 30, 2014 amounted to $15.1 million, an increase of $1.3 million, or 10%, compared to the same period in the prior year. For the nine months ended September 30, 2014, non-interest expense amounted to $45.4 million, an increase of $3.7 million, or 9%, over the same period in the prior year. Increased expenses over the prior year related to salaries and benefits, occupancy, technology and other operating expenses were primarily due to the Company's strategic growth initiatives.

Key Financial Highlights

▪
Total assets were $1.96 billion at September 30, 2014 as compared to $1.85 billion at December 31, 2013, an increase of $112.8 million, or 6%. Since June 30, 2014, total assets have increased $29.4 million, or 2%.

▪	Total loans amounted to $1.61 billion at September 30, 2014, an increase of $88.7 million, or 6%, since December 31, 2013. Since June 30, 2014, total loans have increased $21.4 million, or 1%.

▪
Total deposits, excluding brokered deposits, were $1.68 billion at September 30, 2014 as compared to $1.58 billion at December 31, 2013, an increase of $99.2 million, or 6%. Since June 30, 2014, total deposits, excluding brokered deposits, increased $22.0 million, or 1%. Brokered deposits were $85.2 million at September 30, 2014, $85.1 million at June 30, 2014 and $51.6 million at December 31, 2013.

▪
Investment assets under management amounted to $666.7 million at September 30, 2014 as compared to $667.3 million at December 31, 2013. Since June 30, 2014, investment assets under management decreased $30.9 million, or 4%.

▪
Total assets under management amounted to $2.69 billion at September 30, 2014, compared to $2.59 billion at December 31, 2013, an increase of $100.0 million, or 4%. Since June 30, 2014, total assets under management decreased $9.1 million.

Enterprise Bancorp, Inc. is a Massachusetts corporation that conducts substantially all of its operations through Enterprise Bank and Trust Company, commonly referred to as Enterprise Bank. The Company principally is engaged in the business of attracting deposits from the general public and investing in commercial loans and investment securities. Through the bank and its subsidiaries, the Company offers a range of commercial and consumer loan products, deposit and cash management products as well as investment advisory and wealth management, and insurance services. The Company's headquarters and the bank's main office are located at 222 Merrimack Street in Lowell, Massachusetts. The Company's primary market area is the Merrimack Valley and North Central regions of Massachusetts and Southern New Hampshire. Enterprise Bank has 22 full-service branch offices located in the Massachusetts cities and towns of Lowell, Acton, Andover, Billerica, Chelmsford, Dracut, Fitchburg, Lawrence, Leominster, Methuen, Tewksbury, Tyngsborough and Westford and in the New Hampshire towns of Derry, Hudson, Nashua, Pelham and Salem.

The above text contains statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by reference to a future period or periods or by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “will,” “should,” “plan,” and other similar terms or expressions. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties and other factors may cause the actual results, performance and achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause such differences include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations and competition. For more information about these factors, please see our most recent Annual Report on Form 10-K on file with the SEC, including the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations.” Any forward-looking statements contained in this press release are made as of the date hereof, and we undertake no duty, and specifically disclaim any duty, to update or revise any such statements, whether as a result of new information, future events or otherwise.

ENTERPRISE BANCORP, INC.
Consolidated Balance Sheets
(unaudited)

(Dollars in thousands)	September 30, 2014	December 31, 2013	September 30, 2013
Assets
Cash and cash equivalents:
Cash and due from banks	$49,310	$41,362	$48,960
Interest-earning deposits	5,457	10,153	33,944
Fed funds sold	—	2,218	26,003
Total cash and cash equivalents	54,767	53,733	108,907
Investment securities at fair value	236,753	215,369	195,418
Federal Home Loan Bank stock	3,357	4,324	4,324
Loans held for sale	1,645	1,255	1,061
Loans, less allowance for loan losses of $27,029 at September 30, 2014, $26,967 at December 31, 2013 and $25,999 at September 30, 2013	1,585,745	1,497,089	1,446,697
Premises and equipment	30,000	29,891	28,860
Accrued interest receivable	6,684	6,186	5,835
Deferred income taxes, net	12,645	13,927	13,489
Bank-owned life insurance	16,215	15,902	15,789
Prepaid income taxes	1,636	443	736
Prepaid expenses and other assets	7,592	6,150	5,777
Goodwill	5,656	5,656	5,656
Total assets	$1,962,695	$1,849,925	$1,832,549
Liabilities and Stockholders’ Equity
Liabilities
Deposits	$1,768,796	$1,635,992	$1,653,947
Borrowed funds	1,004	36,534	1,880
Junior subordinated debentures	10,825	10,825	10,825
Accrued expenses and other liabilities	19,317	14,675	17,393
Accrued interest payable	251	565	267
Total liabilities	1,800,193	1,698,591	1,684,312
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value per share; 1,000,000 shares authorized; no shares issued	—	—	—
Common stock $0.01 par value per share; 20,000,000 shares authorized; 10,153,933 shares issued and outstanding at September 30, 2014 (including 159,828 shares of unvested participating restricted awards), 9,992,560 shares issued and outstanding at December 31, 2013 (including 170,365 shares of unvested participating restricted awards) and 9,964,730 shares issued and outstanding at September 30, 2013 (including 169,693 shares of unvested participating restricted awards)	102	100	100
Additional paid-in capital	55,763	52,936	52,092
Retained earnings	103,172	96,153	93,815
Accumulated other comprehensive income	3,465	2,145	2,230
Total stockholders’ equity	162,502	151,334	148,237
Total liabilities and stockholders’ equity	$1,962,695	$1,849,925	$1,832,549

ENTERPRISE BANCORP, INC.
Consolidated Statements of Income
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(Dollars in thousands, except per share data)	2014	2013	2014	2013
Interest and dividend income:
Loans and loans held for sale	$18,234	$17,104	$53,117	$50,130
Investment securities	1,131	823	3,204	2,427
Other interest-earning assets	29	19	84	40
Total interest and dividend income	19,394	17,946	56,405	52,597
Interest expense:
Deposits	1,005	1,013	3,031	3,043
Borrowed funds	3	6	33	92
Junior subordinated debentures	294	294	883	883
Total interest expense	1,302	1,313	3,947	4,018
Net interest income	18,092	16,633	52,458	48,579
Provision for loan losses	765	583	1,165	1,900
Net interest income after provision for loan losses	17,327	16,050	51,293	46,679
Non-interest income:
Investment advisory fees	1,202	1,102	3,451	3,163
Deposit and interchange fees	1,268	1,229	3,727	3,518
Income on bank-owned life insurance, net	99	111	313	346
Net gains on sales of investment securities	215	83	830	1,031
Gains on sales of loans	135	171	283	728
Other income	621	472	1,679	1,574
Total non-interest income	3,540	3,168	10,283	10,360
Non-interest expense:
Salaries and employee benefits	9,454	8,548	27,852	25,247
Occupancy and equipment expenses	1,588	1,449	4,881	4,508
Technology and telecommunications expenses	1,248	1,085	3,844	3,441
Advertising and public relations expenses	575	481	1,932	2,047
Audit, legal and other professional fees	453	439	1,294	1,264
Deposit insurance premiums	297	287	851	820
Supplies and postage expenses	257	232	776	719
Investment advisory and custodial expenses	143	134	409	394
Other operating expenses	1,100	1,126	3,546	3,256
Total non-interest expense	15,115	13,781	45,385	41,696
Income before income taxes	5,752	5,437	16,191	15,343
Provision for income taxes	1,921	1,904	5,540	5,298
Net income	$3,831	$3,533	$10,651	$10,045

Basic earnings per share	$0.38	$0.36	$1.05	$1.02
Diluted earnings per share	$0.37	$0.35	$1.05	$1.01

Basic weighted average common shares outstanding	10,143,055	9,932,060	10,099,593	9,824,984
Diluted weighted average common shares outstanding	10,228,501	10,026,588	10,184,264	9,909,019

ENTERPRISE BANCORP, INC.
Selected Consolidated Financial Data and Ratios
(unaudited)

(Dollars in thousands, except per share data)	At or for the nine months ended September 30, 2014	At or for the year ended December 31, 2013	At or for the nine months ended September 30, 2013

BALANCE SHEET AND OTHER DATA
Total assets	$1,962,695	$1,849,925	$1,832,549
Loans serviced for others	60,549	72,711	73,571
Investment assets under management	666,743	667,330	638,159
Total assets under management	$2,689,987	$2,589,966	$2,544,279

Book value per share	$16.00	$15.14	$14.88
Dividends paid per common share	$0.360	$0.460	$0.345
Total capital to risk weighted assets	11.40%	11.35%	11.41%
Tier 1 capital to risk weighted assets	10.05%	10.00%	10.07%
Tier 1 capital to average assets	8.51%	8.48%	8.55%
Allowance for loan losses to total loans	1.68%	1.77%	1.77%
Non-performing assets	$17,401	$18,460	$20,012
Non-performing assets to total assets	0.89%	1.00%	1.09%

INCOME STATEMENT DATA (annualized)
Return on average total assets	0.75%	0.78%	0.78%
Return on average stockholders’ equity	9.05%	9.32%	9.36%
Net interest margin (tax equivalent)	4.03%	4.07%	4.09%